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                                                                    EXHIBIT 11.1
                                                                    ------------
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                                                       EXHIBIT 11.1


                           CONNER PERIPHERALS, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)

                                              Twelve months ended December 31,
                                              ---------------------------------
                                                   1994        1993        1992
                                              ---------  ----------   ---------
Primary:

Weighted average shares outstanding              51,604      49,339      53,983

Net effect of dilutive
 common stock equivalents                           649          --       1,259
                                               --------   ---------    --------

    Total                                        52,253      49,339      55,242
                                               --------   ---------    --------

Net income/(loss)                              $109,687   $(445,314)   $121,072
                                               ========   =========    ========

Earnings/(loss) per share                      $   2.10   $   (9.03)   $   2.19
                                               ========   =========    ========

Fully diluted:

Weighted average shares outstanding              51,604      49,339      53,983

Net effect of dilutive
 common stock equivalents                           648          --       1,349

Assumed conversion of
 Subordinated Convertible Debentures             22,306          --      19,391
                                               --------   ---------    --------

    Total                                        74,558      49,339      74,723
                                               --------   ---------    --------

Net income/(loss)                              $109,687   $(445,314)   $121,072


Add Subordinated Convertible
 Debenture interest, net of income taxes         22,391          --      20,376
                                               --------   ---------    --------

    Total                                      $132,078   $(445,314)   $141,448
                                               ========   =========    ========

Earnings/(loss) per share                      $   1.77   $   (9.03)   $   1.89
                                               ========   =========    ========